Exhibit 99.1

SeaBright Holdings, Inc. 1501 4th Avenue Suite 2600 Seattle, WA 98101	Contact: SeaBright Holdings, Inc. Neal Fuller Senior Vice President/Chief Financial Officer 206-269-8500 investor@sbxhi.com

 SeaBright Holdings, Inc. Announces Record Date and Meeting Date

for Special Meeting of Stockholders

Seattle, Washington (USA) – October 4, 2012 – SeaBright Holdings, Inc. (NYSE: SBX) (“SeaBright”) today announced that it has established a record date and a meeting date for a special meeting of its stockholders to consider and vote on a proposal to approve the adoption of the merger agreement, dated as of August 27, 2012, among Enstar Group Limited (“Enstar”), AML Acquisition, Corp., an indirect wholly owned subsidiary of Enstar, and SeaBright, under which Enstar has agreed to acquire SeaBright for $11.11 per share in cash. SeaBright stockholders of record at the close of business on the record date, Monday, October 15, 2012, will be entitled to notice of the special meeting and to vote on the proposal. The special meeting will be held on Monday, November 19, 2012.

About SeaBright

SeaBright is a holding company whose wholly-owned subsidiary, SeaBright Insurance Company, operates as a specialty underwriter of multi-jurisdictional workers' compensation insurance. SeaBright Insurance Company distributes its maritime, alternative dispute resolution and state act products through selected independent insurance brokers, licensed program managers and its wholesale broker affiliate, PointSure Insurance Services, Inc. PointSure is licensed in 50 states and also offers insurance products from non-affiliated insurers. Paladin Managed Care Services, Inc., another SeaBright company, provides integrated managed medical care services to help employers control costs associated with on-the-job injuries.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Enstar and SeaBright. The proposed transaction will be submitted to the stockholders of SeaBright for their consideration. In connection with the proposed transaction, SeaBright filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) on September 25, 2012. SeaBright and Enstar plan to file with the SEC other documents regarding the proposed transaction. STOCKHOLDERS OF SEABRIGHT ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. When completed, the final proxy statement will be mailed to SeaBright stockholders. Stockholders may obtain copies of all documents filed with the SEC regarding the proposed transaction, free of charge, at the SEC's website at www.sec.gov. In addition, stockholders may obtain free copies of the documents by going to SeaBright's Investors website page at www.sbxhi.com/investors.html or by sending a written request to SeaBright Holdings, Inc., Attn: Investor Relations, 1501 4th Avenue, Suite 2600, Seattle, Washington 98101, or by calling Investor Relations at (206) 269-8500. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Interests of Participants

SeaBright and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of SeaBright in connection with the proposed transaction. Information regarding SeaBright's directors and executive officers is set forth in SeaBright's proxy statement for its 2012 annual meeting of stockholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which were filed with the SEC on April 12, 2012 and March 5, 2012, respectively. Additional information regarding persons who may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction and any direct or indirect interests of the SeaBright executive officers and directors in the merger is contained in the preliminary proxy statement and will be contained in the definitive proxy statement that SeaBright intends to file with the SEC.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of SeaBright and its management team. Statements that include words such as “estimate,” “project,” “plan,” “intend,” “expect,” “anticipate,” “believe,” “would,” “should,” “could,” “seek,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. You are cautioned that any such forward-looking statements speak only as of the date they are made, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

In particular, Enstar and SeaBright may not be able to complete the proposed transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including but not limited to failure: (i) to obtain approval of SeaBright's stockholders, (ii) to obtain governmental and regulatory approvals, or (iii) to satisfy other closing conditions. Furthermore, Enstar may not be able to secure a partner to assume SeaBright's policy renewals on favorable terms.

The foregoing list of important factors is not exhaustive. Other important risk factors may be found under the heading “Risk Factors” in SeaBright's Form 10-K for the year ended December 31, 2011 and SeaBright's Form 10-Q for the three months ended June 30, 2012, and are incorporated herein by reference. SeaBright undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law.

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